Exhibit 99.1

Noble Energy Announces Pricing and Expiration of the Tender Offer for its 4.15% Notes due 2021
HOUSTON, October 1, 2019 – Noble Energy, Inc. (NYSE: NBL) (“Noble Energy” or “the Company”) announced today the pricing of its previously announced cash tender offer for any and all of its $1 billion 4.15% notes due 2021 (“the 2021 notes”), which expired at 5:00 p.m., New York City time, on September 30, 2019 (“the Expiration Time”).

Title of Security	CUSIP / ISIN Number	Outstanding Principal Amount	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Total Consideration (1)(2)
4.15% Notes due 2021	655044AF2 US655044AF28	$1,000,000,000	2.75% UST due 9/15/21	FIT4	+35 bps	$1,041.29

(1)	Per $1,000 principal amount.

(2)	Total Consideration (as defined below) calculated on the basis of pricing for the U.S. Treasury Reference Security as of 2:00 p.m., New York City time, on September 30, 2019.

The "Total Consideration" listed in the table above for each $1,000 principal amount of 2021 notes validly tendered and accepted for purchase pursuant to the tender offer was determined at 2:00 p.m., New York City time, on September 30, 2019. Holders will also receive accrued and unpaid interest on 2021 notes validly tendered and accepted for purchase from the June 15, 2019 interest payment date up to, but not including, the date the Company makes payment for such 2021 notes (the "Settlement Date").
As of the Expiration Time, $742,623,000 aggregate principal amount of the 2021 notes (74.26%) were validly tendered. The Company expects to accept for payment all 2021 notes validly tendered and not validly withdrawn in the tender offer and expects to make payment for the 2021 notes on October 1, 2019. Pursuant to the terms of the tender offer, the 2021 notes not tendered in the tender offer will remain outstanding.
On October 1, 2019, the Company expects to deliver a redemption notice for all of its 2021 notes that remain outstanding following settlement of the tender offer pursuant to the terms of the indenture governing the 2021 notes, and all remaining outstanding 2021 notes will be redeemed (subject to the terms thereof) on October 31, 2019.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. This announcement shall not constitute a notice of redemption under the indenture governing the Notes.
Noble Energy (NYSE: NBL) is an independent oil and natural gas exploration and production company committed to meeting the world’s growing energy needs and delivering leading returns to shareholders. The Company operates a high-quality portfolio of assets onshore in the United States and offshore in the Eastern Mediterranean and off the west coast of Africa. Founded more than 85 years ago, Noble Energy is guided by its values, its commitment to safety, and respect for stakeholders, communities and the environment. For more information on how the Company fulfills its purpose: Energizing the World, Bettering People’s Lives®, visit https://www.nblenergy.com.
Forward-Looking Statements
This news release contains certain “forward-looking statements” within the meaning of federal securities laws. Words such as “anticipates”, “believes”, “expects”, “intends”, “will”, “should”, “may”, and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect Noble Energy’s current views about future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation, the effects of global, national and regional economic and market conditions, changes in the financial markets and interest rates, the volatility in commodity prices for crude oil and natural gas, the ability to consummate the tender offer, redemption or the proposed debt financing and other risks inherent in Noble Energy’s businesses that are discussed in Noble Energy’s most recent annual report on Form 10-K and in other Noble Energy reports on file with the Securities and Exchange Commission. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Noble Energy does not assume any obligation to update any forward-looking statements should circumstances or management’s estimates or opinions change.

Investor Contact:
Brad Whitmarsh
(281) 943-1670
brad.whitmarsh@nblenergy.com

Media Contact:
Paula Beasley
(281) 876-8441
media@nblenergy.com